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                                                                     EXHIBIT 5.2


                     [LETTERHEAD OF TAPIA, LINARES Y ALFARO]



November 29, 2001.



Carnival Corporation
3655 N.W. 87th Avenue
Miami, Florida 33178-2428
U.S.A.

                       REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

In connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, by Carnival Corporation, a Panamanian corporation (the "Company") of the sale of (i) $1,051,175,000 aggregate principal amount at maturity of Liquid Yield Option Notes due 2021 (the "LYONs") issued by the Company, held by certain securityholders, and (ii) 17,446,000 shares (the "Shares") of the Company's Common Stock issuable upon conversion of the LYONs held by these selling securityholders, plus such additional indeterminate number of shares as may become issuable upon conversion of the LYONs by reason of adjustment to the conversion price in certain circumstances, we have been requested to render our opinion as to the legality of the securities being registered thereunder.

The LYONs were issued under a Second Supplemental Indenture (the "Second Supplemental Indenture"), dated as of October 24, 2001, between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee"), and an Indenture (the "Indenture"), dated as of April 25, 2001, between the Company and the Trustee. The LYONs and the Shares are hereinafter called, collectively, the "Securities."

In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement, including the exhibits and amendments thereto, (ii) the Indenture and the Second Supplemental Indenture filed as exhibits to the Registration Statement, and (iii) records of certain of the Company's corporate proceedings relating to, among other things, the issuance and sale of the Securities. In addition, we have made such other examinations of law and fact as we considered necessary in order to form a basis for the opinion hereinafter expressed. In connection with such investigation, we have assumed the genuineness of all


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Carnival Corporation
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signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies. We have relied as to matters of fact upon certificates of officers of the Company.

In rendering the opinion set forth below, we have assumed that (i) the Indenture and the Second Supplemental Indenture have been duly authorized by the parties thereto other than the Company, and has been executed and delivered by the Trustee, and (ii) the Indenture and the Second Supplemental Indenture do represent a valid and binding obligation of the Trustee under the laws of its jurisdiction of incorporation and the State of New York.

Based on the foregoing, we are of the opinion that:

1. The execution and delivery of the Indenture and the Second Supplemental Indenture, the performance of the Company's obligations hereunder, the execution, issuance and delivery of the Securities, as applicable, and the performance of the Company's obligations thereunder have been duly authorized by the Company.

2. The LYONs represent valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of their terms, the provisions of the Indenture and the Second Supplemental Indenture, except that such enforceability may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3. The Shares issuable upon conversion of the LYONs have been duly authorized and reserved for issuance and will be validly issued, fully paid and nonassessable, when issued upon conversion of the LYONs in accordance with the terms of the LYONs, the Indenture and the Second Supplemental Indenture.

4. Neither distributions to the holders of the Shares nor the interest paid on the LYONs will be subject to taxation under the laws of Panama. Also, the Company's income will not be subject to significant taxation under the laws of Panama, as long as the Company's income is produced outside the territory of the Republic of Panama.

We are members of the Bar of the Republic of Panama. We express no opinion as to matters of law other than the laws of the Republic of Panama.

We hereby consent to the use of our name in the Registration Statement and in the prospectus therein, and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.


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Carnival Corporation
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Yours very truly,

/s/ Mario E. Correa
Mario E. Correa